 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2017

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North #138 Clearwater, FL 33760
(Address of Principal Executive Offices)

(727) 678-4420
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2017, Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) and various related entities entered into a definitive Termination Agreement with our director, Steven L. Sample (“Sample”), regarding various agreements previously executed between them, including, but not limited to, a Modified Employment Agreement and an Anti-Dilution Agreement. In connection with the Termination Agreement, Mr. Sample submitted his resignation as a director for the Company. Mr. Sample was paid two hundred fifty thousand dollars ($250,000.00) by the Company as “Settlement Compensation” for his execution of the Termination Agreement and those accompanying agreements/exhibits identified therein. The aforementioned, terminated material definitive agreements and others were previously filed by the Company as exhibits to Form 8-K on January 19, 2016 in the Securities and Exchange Commission EDGAR system.  The Termination Agreement, which references all terminated agreements with the Company, and all associated agreements/exhibits identified therein, is filed herewith as an exhibit under Item 9.01.

All documents previously filed with the SEC and referenced in the Termination Agreement can be found in the exhibits to the Company’s Form 8-K filed 1-19-2016 and located at the SEC website at: https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm or at the Company’s website under the “SEC” heading at http://www.acacia.bz/sec/sec.htm

Item 1.02 Termination of a Material Definitive Agreement.

On January 17, 2017, the Company and various related entities entered into a Termination Agreement with our director, Steven L. Sample (“Sample”), and thus, terminated various material definitive agreements previously executed between them, including, but not limited to, a Modified Employment Agreement and an Anti-Dilution Agreement. In connection with the Termination Agreement, Mr. Sample submitted his resignation as a director for the Company. Mr. Sample was paid two hundred fifty thousand dollars ($250,000.00) by the Company as “Settlement Compensation” for his execution of the Termination Agreement and those accompanying agreements/exhibits identified therein. The aforementioned terminated material definitive agreements and others were previously filed by the Company as exhibits to Form 8-K on January 19, 2016 in the Securities and Exchange Commission EDGAR system.  The Termination Agreement, which references all terminated agreements with the Company, and all associated agreements/exhibits identified therein, is filed herewith as an exhibit under Item 9.01.

All documents previously filed with the SEC and referenced in the Termination Agreement can be found in the exhibits to the Company’s Form 8-K filed 1-19-2016 and located at the SEC website at: https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm or at the Company’s website under the “SEC” heading at http://www.acacia.bz/sec/sec.htm

Item 3.02 Unregistered Sales of Equity Securities

On December 12, 2016, the Company issued one million two hundred thousand (1,200,000) shares of its restricted common stock to our Chairman of the Board of Directors and Chief Executive Officer, Richard K. Pertile, in exchange for his agreement to convert loans previously made to the Company in the aggregate amount of six hundred thousand dollars ($600,000.00).  The Company issued the aforementioned shares to Mr. Pertile at the price of fifty cents ($.50) per share.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”).  These shares of our common stock qualified for exemption under Section 4(a)(2) of the 1933 Act since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, Mr. Pertile had necessary investment intent as required by Section 4(a)(2) since he is an “affiliate” and agreed to receive shares certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act.  This restriction and Mr. Pertile’s “affiliate” status ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Mr. Pertile is a “sophisticated investor” and an officer and director of our Company.  Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

Item 5.02 Departure of Directors or Certain Officers

On January 17, 2017, our director, Steven L. Sample, submitted his resignation as a director for the Company.  In his letter of resignation delivered to the Company, Mr. Sample stated the following:   “After ten years of service to the Acacia Diversified Holdings, Inc., its subsidiaries and affiliates (the “Company”), I am ready to step down and leave it in your capable hands.  In the interest of seeing our Company have an opportunity to move to a new level under the direction of your team, I hereby tender my resignation as a director and any other position with the Company effective immediately with this date.

It has been a sincere pleasure to be associated with the Company, and I shall follow the Company’s activities with enthusiasm.

With my best regards to you, the Company, and my fellow Directors,”.

Mr. Sample was paid two hundred fifty thousand dollars ($250,000.00) by the Company as “Settlement Compensation” in connection with his resignation and for his execution of the Termination Agreement and those accompanying agreements/exhibits.

Item 8.01 Other Events

On January 17, 2017, our Chairman of the Board and Chief Executive Officer, Richard K. Pertile, made a loan of three hundred thousand dollars ($300,000.00) to the Company. The loan shall bear interest at the rate of eight percent (8%) per annum with such interest being payable upon maturity, the date of which has yet to be determined.  Mr. Pertile shall also be issued 100,000 shares of our restricted common stock as compensation for the loan. Upon receipt of the loan proceeds by the Company, we paid two hundred fifty thousand dollars ($250,000.00) to Steven L. Sample as “Settlement Compensation” in connection with his resignation and for his execution of the Termination Agreement and those accompanying agreements/exhibits.  The balance of the loan proceeds ($50,000.00) shall be utilized by the Company as working capital.

Item 9.01       Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Termination Agreement (with exhibits)	(Filed herewith)

All Previously Filed documents can be found in the exhibits to the Company’s Form 8-K filed 1-19-2016 and located at the SEC website at: https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm or at the Company’s website under the “SEC” heading at http://www.acacia.bz/sec/sec.htm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acacia Diversified Holdings, Inc.

Date: January 23, 2017	By:	/s/ Richard K. Pertile
Richard K. Pertile, Chief Executive Officer